Exhibit 99.1

flexion

Transformative Medicine...

Where It Matters

Flexion Therapeutics Announces Preliminary First-Quarter 2021 Revenue and Provides Financial Guidance for 2021

•	First-quarter ZILRETTA® net sales estimated to be approximately $24.6 million
•	2021 full-year ZILRETTA net sales anticipated to be in the range of $120 million to $130 million and total operating expenses expected between $195 million to $205 million
•	Company to hold conference call today at 4:30 p.m. ET

BURLINGTON, Mass., April 13, 2021 – Flexion Therapeutics, Inc. (Nasdaq:FLXN) today announced preliminary ZILRETTA (triamcinolone acetonide extended-release injectable suspension) net sales of approximately $24.6 million for the quarter ended March 31, 2021.

“Overall, we were pleased with our commercial performance in the first quarter. ZILRETTA net sales were broadly in line with our expectations, in spite of facing some unexpected delays in intra-articular procedures associated with the rollout of the COVID-19 vaccines and the extended power outages that affected Texas and other key markets in February,” said Michael Clayman, M.D., President and Chief Executive Officer of Flexion Therapeutics. “While the impacts of the COVID-19 pandemic continue to affect patient flows, barring any unforeseen resurgence or outbreaks of more virulent strains, we anticipate 2021 ZILRETTA net sales in the range of $120 to $130 million, reflecting year-over-year growth of approximately 40 to 50 percent. The opportunity ahead of us is tremendous, and we remain tireless in our commitment to make ZILRETTA a leading intra-articular treatment for the millions of patients confronting osteoarthritis knee pain.”

Preliminary Q1 2021 Results and Financial Guidance

•	ZILRETTA net sales for the first quarter of 2021 are estimated to be approximately $24.6 million.
•	Flexion anticipates full-year 2021 ZILRETTA net sales to be in the range of $120 million to $130 million.
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Full-year 2021 total operating expenses, including cost of sales, research and development expenses, and selling, general and administrative expenses, are anticipated in the range of $195 million to $205 million.

•	As of March 31, 2021, the company had approximately $154 million in cash, cash equivalents, and marketable securities.

ZILRETTA Commercial Metrics

Since the launch of ZILRETTA in November 2017 through March 31, 2021:

•	4,417 accounts had purchased ZILRETTA, reflecting growth of 169 new purchasing accounts versus December 31, 2020, when 4,248 accounts had purchased product.
•	79% of purchasing accounts (3,470) had placed at least one reorder, up from 3,321 accounts that had reordered ZILRETTA as of December 31, 2021.
•	1,358 accounts had made ZILRETTA purchases of more than 50 units; 1,186 accounts had purchased 11 to 50 units; and 1,873 accounts had purchased between 1 and 10 units.

•	Accounts that had purchased more than 50 ZILRETTA units accounted for 360,209 of the total 398,786 ZILRETTA units purchased.

As of March 31, 2021, the aggregate inventory levels held by specialty distributors were within the one- to three-week range the company targets.

This financial information is preliminary and subject to adjustment. Flexion expects to report its complete first-quarter financial results in early May.

Conference Call

Flexion’s management will host a conference call today at 4:30 p.m. ET. A live webcast of the conference call can be accessed through the “Investors” tab on the Flexion Therapeutics website, and a replay will be available online after the call. For those planning to ask a question, the dial-in number for the conference call is 855-770-0022 for domestic participants and 908-982-4677 for international participants, with Conference ID #7060346. Please dial in at least 15 minutes in advance to ensure a timely connection to the call.

Indication and Select Important Safety Information for ZILRETTA

Indication: ZILRETTA is indicated as an intra-articular injection for the management of osteoarthritis pain of the knee.

Limitation of Use: The efficacy and safety of repeat administration of ZILRETTA have not been demonstrated.

Contraindication: ZILRETTA is contraindicated in patients who are hypersensitive to triamcinolone acetonide, corticosteroids or any components of the product.

Warnings and Precautions:

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Intra-articular Use Only: ZILRETTA has not been evaluated and should not be administered by epidural, intrathecal, intravenous, intraocular, intramuscular, intradermal, or subcutaneous routes. ZILRETTA should not be considered safe for epidural or intrathecal administration.

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Serious Neurologic Adverse Reactions with Epidural and Intrathecal Administration: Serious neurologic events have been reported following epidural or intrathecal corticosteroid administration. Corticosteroids are not approved for this use.

•	Hypersensitivity reactions: Serious reactions have been reported with triamcinolone acetonide injection. Institute appropriate care if an anaphylactic reaction occurs.
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Joint infection and damage: A marked increase in joint pain, joint swelling, restricted motion, fever and malaise may suggest septic arthritis. If this occurs, conduct appropriate evaluation and if confirmed, institute appropriate antimicrobial treatment.

Adverse Reactions: The most commonly reported adverse reactions (incidence ≥1%) in clinical studies included sinusitis, cough, and contusions.

Please see ZilrettaLabel.com for full Prescribing Information.

About ZILRETTA

On October 6, 2017, ZILRETTA was approved by the U.S. FDA as the first and only extended-release intra-articular therapy for patients confronting osteoarthritis-related knee pain. ZILRETTA employs proprietary microsphere technology combining triamcinolone acetonide—a commonly administered, short-acting corticosteroid—with a poly lactic-co-glycolic acid (PLGA) matrix to provide extended pain relief. The pivotal Phase 3 trial on which the approval of ZILRETTA was based showed that ZILRETTA significantly reduced OA knee pain for 12 weeks, with some people experiencing pain relief through Week 16. Learn more at www.zilretta.com.

About Osteoarthritis (OA) of the Knee

OA, also known as degenerative joint disease, is the most common form of arthritis affecting more than 32.5 million adults living in the United States. In 2017, approximately 15 million Americans were diagnosed with OA of the knee, and the average age of physician-diagnosed knee OA has fallen by 16 years, from 72 in the 1990s to 56 in the 2010s. The prevalence of OA is expected to continue to increase as a result of aging, obesity, and sports injuries. Each year, approximately five million OA patients receive either a corticosteroid (immediate-release or extended-release) or hyaluronic acid intra-articular injection to manage their knee pain.

About Flexion Therapeutics

Flexion Therapeutics (Nasdaq:FLXN) is a biopharmaceutical company focused on the development and commercialization of novel, local therapies for the treatment of people with musculoskeletal conditions, beginning with osteoarthritis, the most common form of arthritis. The Company's core values are focus, ingenuity, tenacity, transparency, and fun. Please visit www.flexiontherapeutics.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on the current expectations and beliefs of Flexion. Statements in this press release regarding matters that are not historical facts, including, but not limited to, statements relating to the future of Flexion; potential sales growth of ZILRETTA; estimates regarding net sales for the quarter ended March 31, 2021; expectations regarding full-year 2021 net sales and operating expenses; Flexion’s goal of making ZILRETTA a leading intra-articular treatment for osteoarthritis knee pain; expected increases in the rate of individuals with OA of the knee; and the potential therapeutic and other benefits of ZILRETTA and Flexion’s product candidates, are forward-looking statements. These forward-looking statements are based on management's expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, without limitation, Flexion’s actual net sales for the quarter ended March 31, 2021, may differ materially from the estimated results for this period due to the completion of quarterly closing procedures and adjustments; risk that Flexion may not achieve net sales and operating expense expectations for 2021; the potential future impacts of the COVID-19 pandemic and actions taken in response to the pandemic; the risk that we may not achieve anticipated growth or advancements in our development programs; the risk that we may not be able to successfully maintain an effective sales force to commercialize ZILRETTA; competition from alternative therapies; the risk that we may not be able to maintain and enforce our intellectual property, including intellectual property related to ZILRETTA; the risk that ZILRETTA may not be successfully commercialized or adopted; risks regarding our ability to obtain adequate reimbursement from payers for ZILRETTA; risks related to the manufacture and distribution of ZILRETTA, including our reliance on sole sources of supply and distribution; risks related to key employees, markets, economic conditions, health care reform, prices, and reimbursement rates; and other risks and uncertainties described in our filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 10, 2021, and subsequent filings with the SEC. The forward-looking statements in this press release speak only as of the date of this press release, and we undertake no obligation to update or revise any of the statements. We caution investors not to place considerable reliance on the forward-looking statements contained in this press release.

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Contact:

Scott Young

Vice President, Corporate Communications & Investor Relations

T: 781-305-7194

syoung@flexiontherapeutics.com

Julie Downs

Associate Director, Corporate Communications & Investor Relations

T: 781-305-7137

jdowns@flexiontherapeutics.com